Administrative Offices
The Yankee Companies, Inc.
A Florida corporation
--------------------------
Leonard Miles Tucker
President & Chief Executive Officer

William A. Calvo, III, Ll.M.
Vice President & Treasurer

Boca Raton Office

902 Clint Moore Road, Suite 136
Boca Raton, Florida 33487

Telephone (561) 998-2025
Fax Number (561) 998-3425
E-Mail carrington@flinet.com

Please respond to Ocala address

Ocala Office

1941 Southeast 51st Terrace
Ocala, Florida 34471

Telephone (352) 694-9182
Service (352) 368-6525
Mobile Number (352) 895-0452
Fax Number (352) 694-9178
E-Mail wacalvo3@atlantic.net

            August 9, 1999

Mr. Richard Chamberlin, Esq.
Chamberlin Law Office, P.A.
1941 Southeast 51st Terrace, Suite 800
Ocala, Florida 34471

Dear Mr. Chamberlin,

     Please find attached Equity Growth Systems, inc., ("Equity"), check number 1070 made payable to Bowman and Bowman CPA's in the amount of $1,500.00 as final payment. The check is dated July 15, 1999 and appears to be deposited in the bank account of Bowman and Bowman, P.A., on or about July 21, 1999.

      As, President of the Yankee Companies, Inc. (Yankees"), Equity's strategic consultant charged with the responsibility for negotiation and payment of liabilities, I was called by Mr. Bowman at approximately 5:45 P.M. on Friday July 9, 1999, and I returned the phone call on Monday, July 12, 1999. At that time Mr. Bowman informed me that he had been advised that he was not going to be used as Equity's auditor for the 1999 audit by Penny Field. Mr. Bowman asked Yankees, on behalf of Equity, to send his final payment for his completed audit and on July 15, 1999, I sent him his final payment.

Very truly yours,
The Yankee Companies, Inc.


Leonard M. Tucker
President


Exhibit A Copy of the check sent and endorsed by Bowman and Bowman


EQUITY GROWTH SYSTEMS INC                                             1070
                                        Date 7/15/99
Pay to
the order of      Bowman and Bowman CPAs                         $1500.00
One Thousand Five Hundred & 00/100   Dollars

First Union National Bank

ForFinal Payment Thank you                             /s/ Leonard Tucker


The back of the check shows the check was deposited into the account of Bowman & Bowman P.A. CPA's

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